Exhibit 99.1

3845 Corporate Centre Drive
O’Fallon, Missouri 63368
(636) 939-5100
http://www.synergeticsusa.com
Attn: Pamela G. Boone, Chief Financial Officer

SYNERGETICS USA ANNOUNCES PRELIMINARY RESULTS FOR
FOR FOURTH QUARTER 2011 INCLUDING RECORD SALES AND NET INCOME
FROM OPERATIONS

O’FALLON, Mo. (October 6, 2011) – Synergetics USA, Inc. (NASDAQ: SURG), a medical device company that designs, manufactures and markets innovative surgical instruments for ophthalmic and neurosurgical applications, today announced that it expects to report record sales and net income from operations for the fourth fiscal quarter ended July 31, 2011.

Synergetics to Report Record Fourth Quarter Results

The Company expects to report sales increased to approximately $15.8 million in the fourth quarter of fiscal 2011 compared with $13.1 million in the fourth quarter of the prior year.  Net income for the fourth quarter of fiscal 2011 is expected to approximately double to $2.0 million compared with $1.0 million in the fourth quarter of fiscal 2010.

“Fourth quarter total sales grew by 21 percent as compared to the quarter ended July 31, 2010,” stated Dave Hable, President and CEO of Synergetics USA, Inc.  “Our sales accelerated in the fourth quarter due to increased demand for our ophthalmic disposable, marketing partner and OEM products.  We also expect our operating income and net income to almost double from the amount we reported in the fourth quarter of last year.  Our gross margin improved to 59.6% in the fourth quarter.  We continued to benefit from our increased leverage by utilizing our marketing partners to sell and distribute our neurosurgical products and from our lean manufacturing initiatives which allowed our operating margin to grow to 18.7% in the fourth quarter.”

“Our focus for fiscal 2012 will be to continue the development of key research and development projects for vitreoretinal and intracranial microsurgery products that have the greatest market potential.  We expect the combination of these strategies to enhance our long-term sales and earnings potential,” concluded Mr. Hable.

Fourth Quarter Conference Call and News Release Information

The Company will host a conference call at 10:30 a.m. Eastern time on October 12, 2011, to review the Company’s results for the fourth quarter and fiscal year 2011.  A news release announcing the fourth quarter and fiscal year 2011 results will be issued on Tuesday, October 11, 2011, after market close.

The conference call can be accessed by calling the toll free dial-in number (800) 588-4973, confirmation code 30398162.  For callers outside the U.S., the number is (847) 230-5643.  The conference call will also be simulcast live at http://www.synergeticsusa.com.  An online replay will be available on the Company’s website for approximately 30 days.

About Synergetics USA, Inc.

Through continuous improvement and development of our people, our mission is to design, manufacture and market innovative surgical devices, capital equipment, accessories and disposables of the highest quality in order to assist and enable surgeons who perform surgery around the world to provide a better quality of life for their patients.

Synergetics USA, Inc. (“Synergetics USA” or the “Company”) is a leading supplier of precision surgical devices.  The Company’s primary focus is on the disciplines of ophthalmology and neurosurgery.  Our distribution channels include a combination of direct and independent sales distribution organizations and important strategic alliances with market leaders.  The Company’s product lines focus upon precision engineered, disposable and reusable devices, procedural kits and the delivery of various energy modalities for the performance of less invasive surgery including:  (i) laser energy, (ii) ultrasonic energy, (iii) radio frequency energy for electrosurgery and lesion generation and (iv) visible light energy for illumination, and where applicable, simultaneous infusion (irrigation) of fluids into the operative field.  The Company’s website address is http://www.synergeticsusa.com.
-MORE-

SURG Announces Preliminary Results for Fourth Quarter 2011 including Record Sales and Net Income

October 5, 2011

Forward-Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995.  In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These factors, risks and uncertainties are discussed in Synergetics’ Annual Report on Form 10-K for the year ended July 31, 2010, as updated from time to time in our filings with the Securities and Exchange Commission.

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